Exhibit 99.1

Digimarc Reports First Quarter 2020 Financial Results

Beaverton, Ore. — April 29, 2020 — Digimarc Corporation (NASDAQ: DMRC), creator of the Digimarc Platform for automatic identification, reported financial results for the first quarter ended March 31, 2020.

First Quarter 2020 Financial Results

Revenue for the first quarter of 2020 increased nine percent to $6.2 million compared to $5.7 million in the first quarter of 2019. The increase in revenue was primarily due to higher subscription revenue from Retail customers.

Operating expenses for the first quarter of 2020 increased seven percent to $13.0 million compared to $12.2 million in the same quarter a year-ago. The increase in operating expenses was primarily due to higher headcount and routine annual compensation adjustments for employees.

Operating loss for the first quarter of 2020 increased four percent to $9.1 million compared to $8.7 million in the first quarter of 2019. The increased operating loss was primarily due to higher operating expenses, partially offset by higher revenue.

Net loss for the first quarter of 2020 increased five percent to $8.9 million or $(0.74) per diluted share compared to net loss of $8.5 million or $(0.74) per diluted share in the same quarter a year-ago.

At quarter-end, cash, cash equivalents and marketable securities totaled $30.6 million compared to $36.8 million at December 31, 2019.

Conference Call

Digimarc will hold a conference call today (Wednesday, April 29, 2020) to discuss these results, as well as provide an update on market conditions and execution of strategy. Chairman and CEO Bruce Davis and CFO Charles Beck will host the call starting at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). A question and answer session will follow management’s presentation.

The conference call will be broadcast live and available for replay here and in the investor section of the company's website. The conference call script will also be posted to the company’s website shortly before the call.

For those who wish to listen to the call via telephone, please dial the number below at least five minutes prior to the scheduled start time:

Toll-Free Number: 866-562-9934

International Number: 706-679-0638

Conference ID: 7861309

If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

About Digimarc

Digimarc Corporation (NASDAQ: DMRC) is a pioneer in the automatic identification of media, including packaging, other commercial print, digital images, audio and video. The Digimarc Platform provides innovative and comprehensive automatic identification software and services to simplify search, and transform information discovery through unparalleled reliability, efficiency and security. The Digimarc Platform enables applications that benefit retailers and consumer brands, national and state government agencies, media and entertainment industries, and others. Digimarc is based in Beaverton, Oregon with a growing supplier network around the world. Visit digimarc.com and follow us @digimarc to learn more about The Barcode of Everything®.

Forward-looking Statements

With the exception of historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management's opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and/or regulatory factors. More detailed information about risk factors that may affect actual results are set forth in the company's Form 10-K for the year ended December 31, 2019 and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Company Contacts:

Charles Beck

Chief Financial Officer

503-469-4721

Charles.Beck@digimarc.com

Matt Glover

Gateway Investor Relations

Investor Relations for Digimarc

949-574-3860

DMRC@gatewayir.com

Digimarc Corporation

Consolidated Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three Month Information
	March 31,	March 31,
	2020	2019
Revenue:
Service	$3,738	$3,814
Subscription	2,451	1,846
Total revenue	6,189	5,660

Cost of revenue:
Service	1,684	1,645
Subscription	514	489
Total cost of revenue	2,198	2,134

Gross profit:
Service	2,054	2,169
Subscription	1,937	1,357
Total gross profit	3,991	3,526

Gross margin:
Service	55%	57%
Subscription	79%	74%
Percentage of gross profit to total revenue	64%	62%

Operating expenses:
Sales and marketing	5,246	4,950
Research, development and engineering	4,433	4,038
General and administrative	3,367	3,210
Total operating expenses	13,046	12,198

Operating loss	(9,055)	(8,672)

Other income, net	142	237

Loss before income taxes	(8,913)	(8,435)

Benefit (provision) for income taxes	5	(28)
Net loss	$(8,908)	$(8,463)

Earnings (loss) per common share:
Loss per common share - basic	$(0.74)	$(0.74)
Loss per common share - diluted	$(0.74)	$(0.74)
Weighted average common shares outstanding - basic	12,037	11,487
Weighted average common shares outstanding - diluted	12,037	11,487

Digimarc Corporation

Consolidated Balance Sheet Information

(in thousands)

(Unaudited)

	March 31,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents (1)	$10,250	$11,213
Marketable securities (1)	20,320	25,604
Trade accounts receivable, net	3,959	4,021
Other current assets	2,118	2,456
Total current assets	36,647	43,294
Property and equipment, net	3,539	3,650
Intangibles, net	6,629	6,670
Goodwill	1,114	1,114
Other assets	2,524	2,660
Total assets	$50,453	$57,388

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and other accrued liabilities	$2,349	$2,272
Deferred revenue	3,015	3,172
Total current liabilities	5,364	5,444
Lease liability and other long-term liabilities	2,346	2,494
Total liabilities	7,710	7,938

Commitments and contingencies

Shareholders' equity:
Preferred stock	50	50
Common stock	13	12
Additional paid-in capital	190,303	188,103
Accumulated deficit	(147,623)	(138,715)
Total shareholders' equity	42,743	49,450

Total liabilities and shareholders' equity	$50,453	$57,388

(1) Aggregate cash, cash equivalents and marketable securities was $30,570 and $36,817 at March 31, 2020 and December 31, 2019, respectively.

Digimarc Corporation

Consolidated Cash Flow Information

(in thousands)

(Unaudited)

	Three Month Information
	March 31,	March 31,
	2020	2019
Cash flows from operating activities:
Net loss	(8,908)	$(8,463)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and write-off of property and equipment	374	357
Amortization and write-off of intangibles	201	180
Stock-based compensation	2,195	2,037
Changes in operating assets and liabilities:
Trade accounts receivable	62	161
Other current assets	338	74
Other assets	136	(33)
Accounts payable and other accrued liabilities	61	800
Deferred revenue	(146)	(393)
Lease liability and other long-term liabilities	(159)	(174)
Net cash used in operating activities	(5,846)	(5,454)

Cash flows from investing activities:
Purchase of property and equipment	(235)	(194)
Capitalized patent costs	(137)	(153)
Maturity of marketable securities	11,691	6,744
Purchase of marketable securities	(6,407)	(3,559)
Net cash provided by investing activities	4,912	2,838

Cash flows from financing activities:
Issuance of common stock, net of issuance costs	574	—
Exercise of stock options	135	99
Purchase of common stock	(738)	(486)
Net cash used in financing activities	(29)	(387)

Net decrease in cash and cash equivalents (2)	$(963)	$(3,003)

Cash, cash equivalents and marketable securities at beginning of period	36,817	43,656
Cash, cash equivalents and marketable securities at end of period	30,570	37,468
(2) Net decrease in cash, cash equivalents and marketable securities	$(6,247)	$(6,188)

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